EX-99.g.1.v

FOURTH AMENDMENT TO CUSTODIAN AGREEMENT

This Fourth Amendment (the “Amendment”) to the Custodian Agreement, effective as of October 4, 2023, by and between Mercer Funds (f/k/a MGI Funds), a Delaware statutory trust (the “Fund”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street” or “Bank”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Fund and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated July 7, 2005, as amended, modified and supplemented from time to time (the “Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Custodian under the Agreement; and

WHEREAS, the Fund and State Street desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Appendix A attached hereto shall replace in its entirety any prior Appendix A.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereto adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

MERCER FUNDS

By:	/s/ Jeffrey Coleman
Name:	Jeffrey Coleman
Title:	Vice President, Treasurer & Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James Hill
Name:	James Hill
Title:	Managing Director
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APPENDIX A

MERCER FUNDS

Mercer Global Low Volatility Equity Fund
Mercer Emerging Markets Equity Fund
Mercer US Small/Mid Cap Equity Fund
Mercer Non-US Core Equity Fund
Mercer Opportunistic Fixed Income Fund
Mercer US Large Cap Equity Fund
Mercer Core Fixed Income Fund
Mercer Short Duration Fixed Income Fund
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